Report of Independent Registered Public Accounting Firm

To the Shareholders and
The Board of Trustees of
Federated Fixed Income Securities, Inc.:

In planning and performing our audits
of the financial statements of Federated Municipal
Ultrashort Fund, a portfolio of Federated
Fixed Income Securities, Inc, (the Fund) as
 of and for
the year ended September 30, 2010, in
accordance with the standards of the Public
Company
Accounting Oversight Board (United States), we considered the Fund's internal control over financial reporting, including controls over safeguarding securities, as a basis for
 designing our
auditing procedures for the purpose of
expressing our opinion on the financial
statements and to
comply with the requirements of Form N-SAR,
 but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Fund is responsible for
 establishing and maintaining effective
internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits
 and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external
purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2)
 provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made in accordance with authorizations of management and Trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of the unauthorized acquisition, use, or disposition of the company's assets that could have a material affect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial
 reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control
 over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
 However, we noted no deficiencies in the Fund's internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of September 30, 2010.

This report is intended solely for the information
 and use of management and the Board of
Trustees of Federated Fixed Income Securities, Inc
 and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than those specified parties.



Boston, Massachusetts
November 22, 2010